EXHIBIT 99.1

News Release
Copano Energy, L.L.C.

Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547

Ken Dennard / ksdennard@drg-e.com
Jack Lascar / jlascar@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY ANNOUNCES PUBLIC OFFERING OF COMMON UNITS
     HOUSTON — November 27, 2006 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today the commencement of an underwritten public offering of 2,500,000 common units pursuant to an effective shelf registration statement on Form S-3 (File No. 333-138341). In connection with the offering, Copano Energy has granted the underwriters the option to purchase up to 375,000 additional common units. Copano Energy intends to use the net proceeds from the offering to repay in full its $100 million unsecured term loan and for general company purposes, including reducing amounts outstanding under its senior secured revolving credit facility, entering into new hedge arrangements as market conditions warrant or funding capital expenditures.
     UBS Investment Bank and Morgan Stanley & Co., Incorporated are joint book-running managers for the offering. The co-managing underwriters participating in the offering are RBC Capital Markets Corporation, Lehman Brothers Inc., Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., and Sanders Morris Harris Inc. A copy of a preliminary prospectus supplement and related base prospectus, meeting the requirements of Section 10 of the Securities Act of 1933, as amended, can be obtained from UBS Securities LLC Prospectus Department, at 299 Park Avenue, New York, NY 10171 (telephone: 212-821-3000), and Morgan Stanley, at 1585 Broadway, Attention: Prospectus Department, New York, NY 10036.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy the units described herein, nor shall there be any sale of these units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region and in central and eastern Oklahoma.
     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to statements with respect to the intended use of the net proceeds from the offering. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause the company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the company, key customers reducing the volume of natural gas and natural gas liquids they purchase from us, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in Copano’s Securities and Exchange Commission filings.